SUPPLEMENTAL AGREEMENT
          SUPPLEMENTAL AGREEMENT made as of March 1, 1998, by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation of the State of Delaware (hereinafter referred to as the "Corporation"), and PHILIP H. GEIER, JR. (hereinafter referred to as "Executive").


                       W I T N E S S E T H:


          WHEREAS, the Corporation and Executive are parties to an Employment Agreement made as of July 1, 1991, a Supplemental Agreement made as of October 1, 1991 and a Supplemental Agreement made as of August 1, 1997 (hereinafter referred to collectively as the "Employment Agreement"); and
          WHEREAS, the Corporation and Executive desire to amend the Employment Agreement;
          NOW, THEREFORE, in consideration of the mutual promises herein and in the Employment Agreement set forth, the parties hereto, intending to be legally bound, agree as follows:
          l. Paragraph 3.01 of the Employment Agreement is hereby amended, effective June 1, 1997, so as to delete "$965,000" and to substitute therefor "$995,000".
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          2.   Except as hereinabove amended, the Employment
               Agreement shall continue in full force and effect.
          3. This Supplemental Agreement shall be governed by the laws of the State of New York.


                                   THE INTERPUBLIC GROUP OF
                                   COMPANIES, INC.



                                   By:  C. KENT KROEBER
                                        C. KENT KROEBER


                                        PHILIP H. GEIER, JR.
                                        PHILIP H. GEIER, JR.

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